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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)    July 4, 1997
                                                    --------------------

                               EuroMed, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                    0-27720                   88-031770
       --------------              ------------           -------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation              File Number)           Identification No.)


       Wilhelminakanaal Noord 6, NL 4902VR Oosterhout, The Netherlands
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    (Address of principal executive offices)              (Zip Code)


    Registrant's telephone number, including area code 011-31-16-243-7440
                                                       ------------------

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 5, 1996, the Company acquired Pluripharm, a pharmaceutical wholesale company doing business in The Netherlands, from Messrs. Doets and Roozekrans for the purchase price of 10,000,000 Dutch guilders and 850,000 shares of Common Stock. Shortly before such time, The Netherlands Senate approved legislation that reduced the prices of pharmaceuticals significantly (an average of 17.5%) to approximately the average prices for pharmaceuticals in Belgium, France, Germany and Great Britain ("Maximum Price Law"). This legislation determined by decree a maximum price for any registered pharmaceutical. Therefore, the maximum price may not exceed the arithmetic average of the pharmacy purchase prices of comparable pharmaceuticals in such countries. The legislation established a prohibition on the sale of pharmaceuticals to pharmacies at a higher price than the maximum price decree. The basis for prices in the reference European Union member states is the generally accepted price lists issued less than six months before the date of the decree establishing the maximum price. No maximum price will be established if comparable pharmaceuticals are quoted on the list of only one reference country. The scope of the Maximum Price Law and the discretionary power for the Minister to set a maximum price by decree is restricted to pharmaceuticals, which in the opinion of the Minister should be available to any person at the reasonable price. The maximum prices will be reviewed every six months. The Company has pursued a complaint procedure against the Maximum Price Law and the method of setting the maximum price for pharmaceuticals. The effects of the Maximum Price Law combined with the Company's inability to integrate Pluripharm's operations with those of the Company, prompted the Company's Board of Directors to initiate a five-point restructuring plan, which included the sale of Pluripharm (the "Sale").

         The five-point restructuring plan consists of: (i) a settlement of all claims between the Company and Messrs. Doets and Roozekrans, whereby they returned 850,000 shares of Common Stock to the Company (on April 18, 1997 these shares were returned to the Company and cancelled); (ii) the Sale, which took place on July 4, 1997; (iii) the return of 850,000 shares of Common Stock by B.V. Wisteria and its affiliates (which took place on July 4, 1997); (iv) a plan to repurchase in the open-market 300,000 shares of Common Stock; and (v) the undertaking of a new strategy of acquiring healthcare related companies or assets outside of The Netherlands, including possible purchases of health care companies or assets in the United States.

         On July 4, 1997, the Company completed the Sale to Houdstermaatschapi Singultus B.V. i.o. (the "Purchaser") for approximately 7,300,000 Dutch guilders, of which 1,000,000 Dutch guilders are held in escrow (the "Escrow Amount") pending stockholder ratification of the Sale. The acquisition consideration for the transaction was determined by negotiations between the parties. Stockholder ratification is not required by Nevada law, but is required as a condition to the Company receiving the Escrow Amount. The Sale is final and binding and, accordingly, failure of the Company to receive stockholder ratification will not impact the consummation of the Sale, but will prevent the Company from receiving the Escrow Amount.



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         To the best knowledge of the Company, there is no material relationship between Purchaser and the Company or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial Statements of business sold in the Transaction.(1)

                (i)        Consolidated Balance Sheet.

                (ii)       Interim Consolidated Balance Sheet.

                (iii)      Consolidated Statement of Income.

                (iv)       Interim Consolidated Statement of Income.

                (v)        Consolidated Statement of Cash Flows.

                (vi)       Interim Consolidated Statement of Cash Flows.

         (b)    Pro forma Financial Information for the Transaction.(1)

                (i)        Pro forma Condensed Balance Sheet.

                (ii)       Pro forma Condensed Consolidated Statement of Income.

         (c)    Exhibits.

         The following is a list of exhibits filed as part of this Current Report on Form 8-K:

           Exhibit No.                         Description

              2.1 Assets and Liabilities Transfer Agreement by and between Pluripharm International B.V. and Houdstermaatschappij B.V. dated July 4, 1997.*

              27.1          Financial Data Schedule.(1)

         *       Filed herewith

         (1) It is impractical for the registrant to file such financial statements and related financial data schedule at this time. Such financial statements and related financial data schedule will be filed under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date by which this report on Form 8-K was required to be filed.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EUROMED, INC.



Date:  July 18, 1997                 By: /s/ G. DAVID ANDERSON
                                        -------------------------------------
                                             G. David Anderson
                                             Chief Financial Officer


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                               INDEX TO EXHIBITS



                 Exhibit No.          Description
                 -----------          -----------
                    2.1                 Assets and Liabilities Transfer Agreement by and between Pluripharm
                                        International B.V. and Houdstermaatschappij B.V. dated July 4, 1997.*

                    27.1                Financial Data Schedule.(1)

         *       Filed herewith

         (1) It is impractical for the registrant to file such financial statements and related financial data schedule at this time. Such financial statements and related financial data schedule will be filed under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date by which this report on Form 8-K was required to be filed.





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